Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$25,123,615
Realized Gain (Loss) on Swap Contracts	(1,504,181)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(25,219,480)
Unrealized gain (loss) on Fair Value of Swap Contracts	12
Dividend Income	435,613
Interest Income	1,180,879
ETF Transaction Fees	8,750
Total Income (Loss)	$25,208

Expenses
General Partner Management Fees	$279,380
Professional Fees	124,041
Brokerage Commissions	126,834
Directors' Fees and Insurance	6,654
License Fees	6,984
Total Expenses	$543,893
Net Income (Loss)	$(518,685)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/26	$570,973,024
Additions (5,500,000 Shares)	56,816,231
Withdrawals (14,500,000 Shares)	(157,407,205)
Net Income (Loss)	(518,685)

Net Asset Value End of Month	$469,863,365
Net Asset Value Per Share (45,146,103 Shares)	$10.41

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596